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                                                                    Exhibit 3.19

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PAY-PER-VIEW INTERNATIONAL, INC.

       The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

       FIRST:        The name of this corporation (hereinafter called the
"Corporation") is PAY-PER-VIEW INTERNATIONAL, INC.

       SECOND:       The address, including street, number, city and county of
the registered office of the Corporation in the State of Delaware is 15 North Street, City of Dover, County of Kent (zip code 19901) and the name of the registered agent of the corporation in the State of Delaware at such address is National Corporate Research, Ltd.

       THIRD:        The nature of the business and of the purposes to be
conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH:       The aggregate number of shares which the Corporation shall have authority to issue is a total of one thousand (1,000) shares of Common Stock, par value .01 per share, all of which are of the same class.

       FIFTH:        The name and mailing address of the incorporator is as
follows:

              Karen S. Lieberstein
              DORNBUSH MENSCH MANDELSTAM & SCHAEFFER
              747 Third Avenue
              New York, New York 10017

       SIXTH:        The corporation is to have perpetual existence.

       SEVENTH:      Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of or any receive or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of

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stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       EIGHTH:       The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

       NINTH:        The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

       TENTH:        The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 31st day of July, 1992.


                                              /s/ Karen S. Lieberstein
                                              ----------------------------------
                                              Karen S. Lieberstein
                                              Incorporator

                                        2
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 Delaware     CERTIFICATE OF
State Logo    CHANGE OF LOCATION
              of Registered Office
              and/or Registered Agent


     - The Board of Directors of PAY-PER-VIEW INTERNATIONAL, INC. a Corporation of Delaware, on this 11th day of February, A.D. 1993 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 15 East North Street, in the City of Dover, County of Kent Zip Code 19901.

     - The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is Incorporating Services, Ltd.

     - PAY-PER-VIEW INTERNATIONAL, INC. a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     - IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 11 day of February, A.D. 19 1993.


                                              By: /s/ Mark Graff
                                                  ------------------------------
                                                           President


                                              Attest: /s/ Leland H. Nolan
                                                      --------------------------
                                                             Secretary

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.     The name of the corporation (hereinafter called the "corporation") is

              Pay-Per-View International, Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 29, 1994.

                                              /s/ Leland H. Nolan
                                              ----------------------------------
                                              Leland H. Nolan, President


Attest:


/s/ Robert Ragusa
----------------------------
Robert Ragusa, Secretary

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                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       of

                        PAY-PER-VIEW INTERNATIONAL, INC.

       The undersigned, J. Roger Faherry, being the Chief Executive Officer and President of PAY-PER-VIEW INTERNATIONAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify as follows:

       FIRST:        The following amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of GCL
Section 242, having been adopted pursuant to the written consent of the Corporation's sole stockholder.

       SECOND:       The Corporation's Certificate of Incorporation has been
amended as follows

       Striking out the whole of Article FIRST as it now exists and insetting in lieu thereof a new Article FIRST, reading as follows.

       "FIRST:       The name of the Corporation (the "Corporation") is Spice
International, Inc."

       IN WITNESS WHEREOF, the undersigned, an officer of the Corporation, has duly executed this Certificate of Amendment on this 26 day of November, 1996.

                                              PAY-PER-VIEW INTERNATIONAL, INC.


                                              By: /s/ J. Roger Faherty
                                                  ------------------------------
                                              Name: J. Roger Faherty
                                              Title: Chief Executive Officer

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

       Spice International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

       The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

       The Board of Directors of Spice International, Inc. adopted the following resolution on July 29, 1999.

       Resolved, that the registered office of The Prentice-Hall Corporation System, Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

       IN WITNESS WHEREOF, Spice International, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President and Secretary, this 3rd day of August, 1999.

                                              /s/ Howard Shapiro
                                              ----------------------------------
                                              Howard Shapiro
                                              Vice President and Secretary